                                                                    EXHIBIT 10.4




                           DESCRIPTION OF NON-EMPLOYEE
                              DIRECTORS GROUP TERM
                               LIFE INSURANCE PLAN


         The Company provides each non-employee director with up to $125,000 of group term life insurance coverage, subject to a 35% reduction if age 70 or older. Amounts in excess of $62,500 are subject to insurance company approval of satisfactory evidence of insurability.

         All premiums are paid by the Company.

         Coverage terminates on the last day of service as a non-employee director.